August 22, 2014

Croft Funds Corporation

Canton House

300 Water Street

Baltimore, Maryland 21202

RE:

Croft Funds Corporation

File Nos. 33-81926 and 811-08652

Gentlemen:

A legal opinion that we prepared was filed with Post-Effective Amendment No. 29 to the Croft Funds Corporation Registration Statement Registration Statement (the “Legal Opinion”).  We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 31 to the Registration Statement under the Securities Act of 1933, Post-Effective Amendment No. 33 under the Investment Company Act of 1940 (the “Amendment”), and consent to all references to us in the Amendment.

Very truly yours,

/s/ Thompson Hine LLP

THOMPSON HINE LLP

652442.9